Exhibit 23(a)

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1996 Executive Stock Option Plan of ALPNET, Inc., of our report dated March 15, 1996, with respect to the consolidated financial statements of ALPNET, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                             /S/ERNST & YOUNG LLP

Salt Lake City, Utah
June 12, 1996